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                          THE NEWS CORPORATION LIMITED

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                                 ALL HOLDERS OF
                          AMERICAN DEPOSITARY RECEIPTS

                                       AND

                          CERTAIN BENEFICIAL OWNERS OF
                           AMERICAN DEPOSITARY SHARES
                       (TO THE EXTENT CONTEMPLATED HEREIN)

                    ----------------------------------------

                                 Amendment No. 1
                                       to
                     Amended and Restated Deposit Agreement

                    ----------------------------------------

                          Dated as of September 8, 2004

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(Preferred Shares)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
DEFINITIONS....................................................................2
      SECTION 1.01.  Definitions...............................................2
      SECTION 1.02.  Effective Date............................................2

ARTICLE II
AMENDMENTS TO THE ORIGINAL DEPOSIT AGREEMENT...................................2
      SECTION 2.01.  Deposit Agreement.........................................2
      SECTION 2.02.  Definition of Beneficial Owner............................2
      SECTION 2.03.  Definition of Custodian...................................3
      SECTION 2.04.  Definition of Memorandum and Articles of Association......3
      SECTION 2.05.  Voting of Deposited Securities............................3

ARTICLE III
AMENDMENTS TO THE AMERICAN DEPOSITARY RECEIPTS.................................6
      SECTION 3.01.  Amendment to the American Depositary Receipts.............6
      SECTION 3.02.  Form of Receipts..........................................9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.................................................9
      SECTION 4.01.  Representations and Warranties............................9

ARTICLE V
MISCELLANEOUS.................................................................10
      SECTION 5.01.  Effective Date...........................................10
      SECTION 5.02.  New Receipts.............................................10
      SECTION 5.03.  Indemnification..........................................11

      Annex I
      Form of American Depositary Receipt


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            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      Amendment No. 1, dated as of September 8, 2004 (the "Amendment"), to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, by and among The News Corporation Limited, a corporation organized and existing under the laws of South Australia, Australia (the "Company"), CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America (the "Depositary"), all Holders from time to time of American Depositary Receipts (the "ADRs") issued thereunder and, to the extent contemplated in this Amendment, certain Beneficial Owners of American Depositary Shares ("ADSs").

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of November 11, 1994, which was amended and restated by the Amended and Restated Deposit Agreement, dated as of December 3, 1996 (the Deposit Agreement as so amended and restated, the "Original Deposit Agreement"), for the creation of American Depositary Shares representing the Stock (as defined in the Original Deposit Agreement and hereafter used as so defined) so deposited and for the execution and delivery of American Depositary Receipts in respect of the ADSs; and

      WHEREAS, the Company wishes to amend the Original Deposit Agreement to enable Beneficial Owners (as hereinafter defined) of ADSs to vote the shares of Stock represented by their ADSs as registered owners of such shares of Stock; and

      WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement, the Company and the Depositary deem it desirable to amend the Original Deposit Agreement, the form of Receipt annexed thereto as Exhibit A and the ADRs outstanding under the terms of the Original Deposit Agreement for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Original Deposit Agreement, the form of American Depositary Receipt annexed thereto, and the ADRs outstanding as of the date hereof as follows:

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                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not expressly defined herein shall have the meanings given to such terms in the Original Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall have the meaning given to such term in Section 5.01 hereof.

                                   ARTICLE II
                  AMENDMENTS TO THE ORIGINAL DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Original Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, dated as of November 11, 1994, as amended and restated by the Amended and Restated Deposit Agreement dated as of December 3, 1996, and as further amended by this Amendment.

      SECTION 2.02. Definition of Beneficial Owner. As of the Effective Date, the following definition shall be inserted as Section 1.02 and all section numbers 1.02 through 1.16 shall be modified to reflect the insertion of this
Section 1.02:

"Section 1.02. The term "Beneficial Owner" shall mean, as to any ADS, any person or entity identified to the Depositary or the Company as the beneficial owner of the ADS by any Holder, any depository institution, any bank, broker or nominee, any institutional shareholder communications service engaged by or on behalf of the Depositary or the Company, any central clearing or settlement system (including, without limitation, The Depository Trust Company ("DTC")), any participant institution in a central clearing or settlement system (including, without limitation, any participant institution in DTC), and any agent, nominee or designee of any of the foregoing (including, without limitation, Automated Data Processing, Inc. and any of its affiliates). A Beneficial Owner of an ADS may or may not be the Holder of the Beneficial Owner's ADS. Unless otherwise identified to the Depositary or the Company, a Holder of an ADS shall be deemed by the Depositary and the Company as the Beneficial Owner of all ADS(s) registered in his, her or its name."


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      SECTION 2.03. Definition of Custodian. As of the Effective Date, Section
1.04 of the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

"Section 1.05 The term "Custodian" shall mean, as of the date hereof, Citicorp Nominees Pty Ltd., Melbourne, Australia Office, as Custodian and agent of the Depositary for purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute or an additional custodian or custodians hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively. Notwithstanding any other terms of the Deposit Agreement, the term "Custodian" shall also include any Beneficial Owner of ADSs who validly elects, upon the terms contemplated in Section 4.07(b) of the Deposit Agreement, to vote the shares of Stock represented by the Beneficial Owner's ADSs as a registered holder of shares of Stock."

      SECTION 2.04. Definition of Memorandum and Articles of Association. As of the Effective Date, Section 1.10 of the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

"SECTION 1.11. The term "Memorandum and Articles of Association" shall mean, collectively, the Constitution of the Company and the Memorandum and Articles of Association of the Company, in each case as in effect on the date hereof and as subsequently amended from time to time."

      SECTION 2.05. Voting of Deposited Securities. As of the Effective Date,
Section 4.07 of the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

"SECTION 4.07. Voting of Deposited Securities. (a) Pursuant to the provisions of Stock as set forth in the Articles of Association, holders of Stock may exercise voting rights only in respect of certain specified matters, including the reduction of capital, winding up of the Company, disposal of the whole of the property and business and undertaking of the Company and any other matters which directly affect the rights or privileges of the holders of Stock. The Stock will not have other rights unless and until preferential dividends which have been declared and due for payment, and therefore been in arrears, for more than six months and remain unpaid. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date as provided in
Section 4.06 (the "ADS Record Date") for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, and distribute to the Holders of Receipts a notice (the "Depositary Notice") which shall contain (i) such information as is contained in such notice of meeting and in the solicitation materials if any, (ii) a statement (in a form provided by the Company) that a Holder of Receipts at the


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close of business on the ADS Record Date will be entitled, subject to any applicable provisions of the laws of Australia and of the Memorandum and Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock or other Deposited Securities represented thereby and
(iii) a brief statement as to the manner in which such instructions may be given. The Depositary shall, if so requested by the Company and at the Company's expense, arrange for distribution of the Depositary Notice to Beneficial Owners (in the case of Beneficial Owners that are not Holders, through the Holders of the Beneficial Owners' ADSs) as of the ADS Record Date. Upon receipt of the voting instructions from a Holder as of the ADS Record Date received on or before the date established by the Depositary for such purpose and in a manner deemed acceptable by the Depositary and the Company (an "Instructing Holder"), the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Stock and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions received from the Instructing Holder. The Depositary shall not itself exercise any voting discretion over any Stock or other Deposited Securities evidenced by a Receipt, other than in accordance with instructions received from the Instructing Holders.

(b) The Depositary shall, if so requested by the Company, make available to all Beneficial Owners a means by which each Beneficial Owner may, upon terms and conditions prescribed by the Company and the Depositary, request the Depositary (in the manner set out in the Depositary Notice) to appoint the Beneficial Owner as Custodian of the Deposited Securities represented by the Beneficial Owner's ADSs (for the limited purposes of this Section 4.07(b)) so that the Beneficial Owner can vote the Deposited Securities represented by such Beneficial Owner's ADSs as the registered legal owner of the Deposited Securities (rather than as Beneficial Owner of ADSs through the Depositary in the manner contemplated in
Section 4.07(a) of the Deposit Agreement). If the Company wishes to enable Beneficial Owners to vote the Deposited Securities as the registered legal owners thereof, it shall instruct the Depositary to include a description of the applicable procedures and requirements in the Depositary Notice and to arrange for the distribution of the Depositary Notice, at the expense of the Company, to the Beneficial Owners of ADSs (in the case of Beneficial Owners that are not Holders, through the Holder(s) of the Beneficial Owners' ADSs). Any Beneficial Owner who wishes to vote Deposited Securities as registered legal owner of the Deposited Securities represented by the Beneficial Owner's ADSs shall be required to timely and validly instruct the Depositary (in the manner set out in the Depositary Notice) to (x) vote (or arrange for the appointment of a proxy to vote) the Deposited Securities in the manner directed by the Beneficial Owner (including directions to provide a discretionary proxy to a person designated by the Company) and (y) arrange for the transfer of registered legal ownership of the Deposited Securities evidenced by the Beneficial Owner's ADSs to the Beneficial Owner, and shall, upon and by virtue of having provided such instructions, have (i) confirmed that the Beneficial Owner is a party to the Deposit Agreement and bound by its terms and conditions, (ii) agreed to hold the Deposited Securities registered in the name of the Beneficial Owner as Custodian under the terms of the Deposit Agreement for the period of such registration,


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(iii) consented to being a member of the Company for the period during which the
Deposited Securities are registered in the name of the Beneficial Owner, and
(iv) authorized and directed the disclosure to the Depositary and the Company of the Beneficial Owner's name, address and securities holdings for the purpose of registration of the applicable Deposited Securities in the name of the Beneficial Owner as registered legal owner on the register of the Company's Shareholders. Every Holder of ADSs (to the extent a Beneficial Owner), and every Beneficial Owner (who is not a Holder) by virtue of becoming a party to the Deposit Agreement, in each case as of the ADS Record Date, does, as a party to this Deposit Agreement, grant pursuant to the terms of this Section 4.07(b) of the Deposit Agreement a durable power of attorney, valid for up to 360 calendar days from the ADS Record Date, governed by New York law (without regard to New York principles of conflicts of law), and unaffected by the disability, incompetence, insolvency or bankruptcy of the Beneficial Owner, to the Holder of the Beneficial Owner's ADSs (unless the Beneficial Owner is also the Holder of the ADSs), to Citibank, N.A. (acting in its capacity as Depositary hereunder), to Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian hereunder), and to any person having the title of Vice President of Citibank, N.A. (acting in its capacity as Depositary hereunder), or whose title includes the words "director" or "manager" at Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian hereunder), or any nominee or designee of any of them, each acting severally and with power of substitution and delegation, to act as the Beneficial Owner's attorney-in-fact with power to take any and all actions, and to adopt any and all procedures, deemed necessary or appropriate by the attorney-in-fact to carry out or implement the instructions received from the Beneficial Owner under this Section 4.07(b) of the Deposit Agreement, including, without limitation, actions necessary or appropriate to (x) transfer registered legal ownership of the Deposited Securities to the Beneficial Owner and to register the Deposited Securities in the name of the Beneficial Owner, as Custodian, (y) vote the Deposited Securities in accordance with the instructions of the Beneficial Owner (including, without limitation, by completing and signing any and all proxies deemed necessary or appropriate to carry out the voting instructions of the Beneficial Owner), and (z) transfer the registered legal ownership of the same Deposited Securities to a Custodian (who has consented to that transfer) other than any one of the Beneficial Owners and to register the Deposited Securities in the name of that Custodian, as Custodian of Deposited Securities hereunder (including, without limitation, by signing and completing, on behalf of the Beneficial Owner the requisite transfer deeds or documents with respect to the Deposited Securities), the taking of any and all such actions and the adoption of any and all such procedures by an attorney-in-fact hereunder to be the conclusive determinant of the necessity and appropriateness thereof. The attorneys-in-fact acting on behalf of a Beneficial Owner pursuant to the power of attorney granted herein shall be able to rely on such power of attorney in so acting until the attorneys-in-fact receive notice of revocation thereof. The execution and delivery by any attorney-in-fact of any document, and the taking of any action by any attorney-in-fact, under this
Section 4.07(b) shall be the attorney-in-fact's representation that the attorney-in-fact is entitled to do so and that the power of attorney in favor of the attorney-in-fact has not been revoked (which representation the Company, Citibank, N.A., Citicorp Nominees Pty Ltd. and any other party, person or entity shall be entitled to conclusively rely upon without the need for further investigation). Citibank, N.A. (acting in its capacity as Depositary hereunder) agrees to act as attorney-in-fact (or to cause one of its Vice Presidents to act as attorney-in-fact) for the Beneficial Owners who have provided the instructions contemplated in this Section 4.07(b) of the Deposit Agreement, in each case upon the terms and conditions set forth in this Section 4.07(b). The power of attorney granted by a Beneficial Owner pursuant to the terms of this
Section 4.07(b) of the Deposit Agreement shall be revoked by any transfer by the Beneficial Owner of ADSs at any time after the ADS Record Date and prior to the applicable record date for voting in Australia, but only to the extent of, and with respect to, the ADSs so transferred.


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Nothing contained herein is intended, and nothing contained in this Section
4.07(b) shall be interpreted as being intended, to (x) grant to Citibank, N.A., to Citicorp Nominees Pty Ltd. or to any other person acting as attorney-in-fact hereunder any discretionary power to dispose, or direct the disposition of, or to vote, or to direct the voting of, the Deposited Securities or the ADSs, or
(y) cause the transfer of beneficial ownership interests in a Beneficial Owner's ADSs or in the Deposited Securities represented by a Beneficial Owner's ADSs to Citibank, N.A., to Citicorp Nominee Pty Ltd. or to any person acting as attorney-in-fact hereunder. Nothing contained in this Section 4.07 is intended to cause the issuance of ADSs or the exchange of ADSs for Stock."

                                   ARTICLE III
                 AMENDMENTS TO THE AMERICAN DEPOSITARY RECEIPTS

      SECTION 3.01. Amendment to the American Depositary Receipts.

      (a) As of the Effective Date, the first sentence of paragraph (1) of the form of American Depositary Receipt attached as Exhibit A to the Original Deposit Agreement and each of the American Depositary Receipts issued and outstanding under the terms of the Original Deposit Agreement is hereby amended, by deleting such sentence in its entirety and inserting the following:

"This American Depositary Receipt is one of an issue (the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 11, 1994, as amended and restated by the Amended and Restated Deposit Agreement dated as of December 3, 1996, and as further amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 8, 2004, and as further amended and supplemented from time to time (the "Deposit Agreement"), by and among the Company, the Depositary, all Holders from time to time of Receipts issued thereunder (each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof), and (to the extent contemplated in paragraph (14) hereof) certain Beneficial Owners of American Depositary Shares evidenced by this Receipt."

      (b) As of the Effective Date, paragraph (14) of the form of American Depositary Receipt attached as Exhibit A to the Original Deposit Agreement and of each of the Receipts issued and outstanding under the terms of the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

"(a) Pursuant to the provisions of Stock as set forth in the Articles of Association, holders of Stock may exercise voting rights only in respect of certain specified matters, including the reduction of capital, winding up of the Company, disposal of the whole of the property and business and undertaking of the Company and any other matters which directly affect the rights or privileges


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of the holders of Stock. The Stock will not have other rights unless and until preferential dividends which have been declared and due for payment, and therefore been in arrears, for more than six months and remain unpaid. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date as provided in Section 4.06 of the Deposit Agreement (the "ADS Record Date") for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, and distribute to the Holders of Receipts a notice (the "Depositary Notice") which shall contain (i) such information as is contained in such notice of meeting and in the solicitation materials if any, (ii) a statement (in a form provided by the Company) that a Holder of Receipts at the close of business on the ADS Record Date will be entitled, subject to any applicable provisions of the laws of Australia and of the Memorandum and Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock or other Deposited Securities represented thereby and
(iii) a brief statement as to the manner in which such instructions may be given. The Depositary shall, if so requested by the Company and at the Company's expense, arrange for distribution of the Depositary Notice to Beneficial Owners (in the case of Beneficial Owners that are not Holders, through the Holders of the Beneficial Owners' ADSs) as of the ADS Record Date. Upon receipt of the voting instructions from a Holder as of the ADS Record Date received on or before the date established by the Depositary for such purpose and in a manner deemed acceptable by the Depositary and the Company (an "Instructing Holder"), the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Stock and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions received from the Instructing Holder. The Depositary shall not itself exercise any voting discretion over any Stock or other Deposited Securities evidenced by a Receipt, other than in accordance with instructions received from the Instructing Holders.

(b) The Depositary shall, if so requested by the Company, make available to all Beneficial Owners a means by which each Beneficial Owner may, upon terms and conditions prescribed by the Company and the Depositary, request the Depositary (in the manner set out in the Depositary Notice) to appoint the Beneficial Owner as Custodian of the Deposited Securities represented by the Beneficial Owner's ADSs (for the limited purposes of Section 4.07(b) of the Deposit Agreement) so that the Beneficial Owner can vote the Deposited Securities represented by such Beneficial Owner's ADSs as the registered legal owner of the Deposited Securities (rather than as Beneficial Owner of ADSs through the Depositary in the manner contemplated in Section 4.07(a) of the Deposit Agreement). If the Company wishes to enable Beneficial Owners to vote the Deposited Securities as the registered legal owners thereof, it shall instruct the Depositary to include a description of the applicable procedures and requirements in the Depositary Notice and to arrange for the distribution of the Depositary Notice, at the expense of the Company, to the Beneficial Owners of ADSs (in the case of Beneficial Owners that are not Holders, through the Holder(s) of the Beneficial Owners' ADSs). Any Beneficial Owner who wishes to vote Deposited Securities as registered legal owner of the Deposited Securities represented by the Beneficial Owner's ADSs shall be required to timely and validly instruct the Depositary (in


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

the manner set out in the Depositary Notice) to (x) vote (or arrange for the appointment of a proxy to vote) the Deposited Securities in the manner directed by the Beneficial Owner (including directions to provide a discretionary proxy to a person designated by the Company) and (y) arrange for the transfer of registered legal ownership of the Deposited Securities evidenced by the Beneficial Owner's ADSs to the Beneficial Owner, and shall, upon and by virtue of having provided such instructions, have (i) confirmed that the Beneficial Owner is a party to the Deposit Agreement and bound by its terms and conditions,
(ii) agreed to hold the Deposited Securities registered in the name of the Beneficial Owner as Custodian under the terms of the Deposit Agreement for the period of such registration, (iii) consented to being a member of the Company for the period during which the Deposited Securities are registered in the name of the Beneficial Owner, and (iv) authorized and directed the disclosure to the Depositary and the Company of the Beneficial Owner's name, address and securities holdings for the purpose of registration of the applicable Deposited Securities in the name of the Beneficial Owner as registered legal owner on the register of the Company's Shareholders. Every Holder of ADSs (to the extent a Beneficial Owner), and every Beneficial Owner (who is not a Holder) by virtue of becoming a party to the Deposit Agreement, in each case as of the ADS Record Date, does, as a party to the Deposit Agreement, grant pursuant to the terms of
Section 4.07(b) of the Deposit Agreement a durable power of attorney, valid for up to 360 calendar days from the ADS Record Date, governed by New York law (without regard to New York principles of conflicts of law), and unaffected by the disability, incompetence, insolvency, or bankruptcy of the Beneficial Owner, to the Holder of the Beneficial Owner's ADSs (unless the Beneficial Owner is also the Holder of the ADSs), to Citibank, N.A. (acting in its capacity as Depositary under the Deposit Agreement), to Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian under the Deposit Agreement), and to any person having the title of Vice President of Citibank, N.A. (acting in its capacity as Depositary under the Deposit Agreement) or whose title includes the words "director" or "manager" at Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian under the Deposit Agreement), or any nominee or designee of any of them, each acting severally and with power of substitution and delegation, to act as the Beneficial Owner's attorney-in-fact with power to take any and all actions, and to adopt any and all procedures, deemed necessary or appropriate by the attorney-in-fact to carry out or implement the instructions received from the Beneficial Owner under Section 4.07(b) of the Deposit Agreement, including, without limitation, actions necessary or appropriate to (x) transfer registered legal ownership of the Deposited Securities to the Beneficial Owner and to register the Deposited Securities in the name of the Beneficial Owner, as Custodian, (y) vote the Deposited Securities in accordance with the instructions of the Beneficial Owner (including, without limitation, by completing and signing any and all proxies deemed necessary or appropriate to carry out the voting instructions of the Beneficial Owner), and (z) transfer the registered legal ownership of the same Deposited Securities to a Custodian (who has consented to that transfer) other than any one of the Beneficial Owners and to register the Deposited Securities in the name of that Custodian, as Custodian of Deposited Securities under the Deposit Agreement (including, without limitation, by signing and completing, on behalf of the Beneficial Owner the requisite transfer deeds or documents with respect to the Deposited Securities), the taking of any and all such actions and the adoption of any and all such procedures by an attorney-in-fact hereunder to be the conclusive determinant of the necessity and appropriateness thereof. The attorneys-in-fact acting on behalf of a Beneficial Owner pursuant to the power of attorney granted herein shall be able to rely on such power of attorney in so acting until the attorneys-in-fact receive notice of revocation thereof. The execution and delivery by any attorney-in-fact of any document, and the taking of any action by any attorney-in-fact, under Section 4.07(b) of the Deposit Agreement shall be the attorney-in-fact's representation that the attorney-in-fact is entitled to do so and that the power of attorney in favor of the attorney-in-fact has not been revoked (which representation the Company, Citibank, N.A., Citicorp Nominees Pty Ltd. and any other party, person or entity shall be entitled to conclusively rely upon without the need for further investigation). Citibank N.A. (acting in its capacity as Depositary under the Deposit Agreement) agrees to act as attorney-in-fact (or to cause one of its Vice Presidents to act as attorney-in-fact) for the Beneficial Owners who have provided the instructions contemplated in Section 4.07(b) of the Deposit Agreement, in each case upon the terms and conditions set forth in Section 4.07(b) of the Deposit Agreement. The power of attorney granted by a Beneficial Owner pursuant to the terms of Section 4.07(b) of the Deposit Agreement shall be revoked by any transfer by the Beneficial Owner of ADSs at any time after the ADS Record Date and prior to the applicable record date for voting in Australia, but only to the extent of, and with respect to, the ADSs so transferred.

Nothing contained herein is intended, and nothing contained in Section 4.07(b) of the Deposit Agreement shall be interpreted as being intended, to (x) grant to Citibank, N.A., to Citicorp Nominees Pty Ltd. or to any other person acting as attorney-in-fact under the Deposit Agreement any discretionary power to dispose, or direct the disposition of, or to vote, or to direct the voting of, the Deposited Securities or the ADSs, or (y) cause the transfer of beneficial ownership interests in a Beneficial Owner's ADSs or in the Deposited Securities represented by a Beneficial Owner's ADSs to Citibank, N.A., to Citicorp Nominee Pty Ltd. or to any person acting as attorney-in-fact under the Deposit Agreement. Nothing contained in Section 4.07 of the Deposit Agreement is intended to cause the issuance of ADSs or the exchange of ADSs for Stock."

      SECTION 3.02. Form of Receipts. As of the Effective Date, the form of Receipt attached as Exhibit A to the Original Deposit Agreement shall be replaced by the form of American Depositary Receipts annexed hereto as Annex I.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

      (a) This Amendment, when executed and delivered by the Company, and the Original Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the

Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Original Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Australia, neither of such agreements need to be filed or recorded with any court or other authority in Australia, nor does any stamp or similar tax need be paid in Australia on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V
                                  MISCELLANEOUS

      SECTION 5.01. Effective Date. This Amendment is dated September 8, 2004 and shall become effective for all purposes, including, without limitation, as to the outstanding American Depositary Shares, as of such date (the "Effective Date").

      SECTION 5.02. New Receipts. From and after the Effective Date, the Depositary shall arrange to have new Receipts printed or amended that reflect the changes to the form of Receipt effected by this Amendment. All Receipts issued hereunder after the Effective Date, once such new Receipts are available, whether upon the deposit of Stocks or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Annex I hereto. However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Original Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.03. Indemnification. The Company and the Depositary hereby acknoweldge and agree that the provisions of Section 5.08 of the Original Deposit Agreement are applicable to this Amendment and any acts performed or omitted in accordance with the Original Deposit Agreement and this Amendment.

      SECTION 5.04. Original Deposit Agreement to Remain in Full Force and Effect. Except as expressly amended hereby, the Original Deposit Agreement shall remain in full force and effect. All references in the Original Deposit Agreement to "herein," or words of like import, and all references to the Deposit Agreement in any agreement or document shall hereafter be deemed to refer to the Original Deposit Agreement, as amended hereby.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                           THE NEWS CORPORATION LIMITED

                                           By: /s/ Arthur Siskind
                                               ---------------------------------
                                               Name:  Arthur Siskind
                                               Title: Director


                                           CITIBANK, N.A., as Depositary

                                           By: /s/ Susanna Mancini
                                               ---------------------------------
                                               Name:  Susanna Mancini
                                               Title: Vice President

                                                                         Annex I

Number                             EXHIBIT A

                                                      AMERICAN DEPOSITARY SHARES
                                                         (EACH REPRESENTING FOUR
                                                        PREFERRED LIMITED VOTING
                                       ORDINARY SHARES OF PAR VALUE A$0.50 EACH)

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                    PREFERRED LIMITED VOTING ORDINARY SHARES

                                  Of PAR VALUE

                                 A$0.50 EACH OF

                          THE NEWS CORPORATION LIMITED

            (Organized under the laws of South Australia, Australia)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that __________ is the owner of _______________ American Depositary Shares, representing deposited preferred limited voting ordinary shares, par value A$0.50 each or evidence of rights to receive such Shares (herein called the "Stock"), of The News Corporation Limited, a corporation organized under the laws of Australia (herein called the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents rights attributable to four shares of Stock deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is the Melbourne office of Citicorp Nominees Pty Ltd.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 11, 1994, as amended and restated by the Amended and Restated Deposit Agreement, dated as of December 3, 1996 and as further amended by Amendment No.1 to Amended and Restated Deposit Agreement, dated as of September 8, 2004, and as further amended and supplemented from time to time (the "Deposit Agreement"), by and among the Company, the Depositary, all Holders from time to time of Receipts issued thereunder (each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof), and (to the extent contemplated in paragraph (14) hereof) certain Beneficial Owners of American Depositary Shares evidenced by this Receipt. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Stock and held thereunder (such Stock, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by, and subject to the detailed provisions of, the Deposit Agreement, to which reference is hereby made. Terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of (i) the fee of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth on Exhibit B to the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association (as the same may be amended from time to time, the "Memorandum and Articles of Association") and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of this Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) a certificate or certificates therefor, or any other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made without unreasonable delay and, at the option of the Holder hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates evidencing Stock or other Deposited Securities for such delivery shall be at the risk and expense of the Holder.

      (3) Transfers, Split-ups and Combinations. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register from time to time transfers of Receipts on its transfer books upon any surrender of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York, the United States of America or Australia and accompanied by funds sufficient to pay any applicable transfer taxes. The Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or delivery of a distribution thereon or, subject to the Paragraph (22) hereof, withdrawal of any Deposited Securities, the Depositary or a Custodian may require (a) payment from the person who presents the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fees as provided in Paragraph (6) hereof or in Exhibit B to the Deposit Agreement (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by
Section 3.01 of the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to Receipts or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary may establish consistent with applicable securities regulations and the provisions of the Deposit Agreement.

      The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof, or related to, Deposited Securities until it has received such proof of citizenship or residence, evidence of number of shares of Stock beneficially owned, any other matters necessary or appropriate to evidence compliance with the Banking (Foreign Exchange) Regulations, the Foreign Takeover Act 1975 of Australia, Broadcasting and Television Act, 1942 as amended, of the Commonwealth of Australia, the Corporations Law of South Australia, other laws of Australia or the Memorandum and Articles of Association of the Company, taxpayer status, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement, or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement subject to Paragraph (22) hereof. The delivery of Receipts against deposits of Stock generally or against deposits of particular Stock may be suspended, or the delivery of Receipts against the deposit of particular Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission or any securities exchange on which Receipts or Stock are listed, or under any provision of this Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Paragraph (22) hereof. Notwithstanding any provision of the Deposit Agreement or hereof to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such may be amended from time to time) under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Stock or other Deposited Securities (i) required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Stock or Deposited

Securities or (ii) the Company has advised the Depositary that the deposit of which would contravene any provisions of the Memorandum and Articles of Association. The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Stock fully identified in such instructions at such times and under such circumstances as may reasonably be identified in such instructions in order to facilitate the Company's compliance with the United States securities laws.

      (4) Liability of Holder for Taxes. If any tax or other governmental charge or assessment imposed under applicable laws shall become payable by the Depositary with respect to this Receipt or any Deposited Securities evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of this Receipt, or split-up or combination of such Receipt or, subject to Paragraph (22) hereof, any withdrawal of Deposited Securities evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

      (5) Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and the certificates therefor are validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Stock (other than preemptive rights in existence pursuant to the Memorandum and Articles of Association or Australian law) and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the deposit of Stock or sale of Receipts by that person is not restricted, and that the Stock deposited by that person is not Restricted Securities. In addition, such person shall be deemed to represent that such Stock is not liable to disenfranchisement or disposal by the Company pursuant to the Memorandum and Articles of Association. Such representations and warranties shall survive the deposit and withdrawal of Stock and issuance and cancellation of Receipts in respect thereof.

      (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Such charges may be changed by agreement between the Depositary and the Company at any time, effective only after thirty (30) days' notice is given to the Holders. In addition, Holders will pay the following charges and expenses of the
Depositary: (i) stock transfer and other taxes and governmental charges, (ii) such fees as may from time to time be in effect for the registration, exchange or transfer of Stock generally on the share register of the Company (or the appointed agent of the Company for transfer, exchange or registration of Stock) in connection with the making of deposits and withdrawals hereunder, (iii) cable, telex and facsimile transmission expenses and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

      The Company will pay other charges and expenses of the Depositary and of any Registrar under the Deposit Agreement as agreed upon from time to time between the Company and the Depositary. Such charges payable by the Company may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary may retain for its own account any compensation for the issuance, in accordance with Section 5.11 of the Deposit Agreement, of Receipts against evidence of rights to receive Stock, including, without limitation, earnings on the collateral securing such rights.

      (7) Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of number of shares of Stock beneficially owned, any other matters necessary or appropriate to evidence compliance with the Banking (Foreign Exchange) Regulations, the Foreign Takeover Act 1975 of Australia, Broadcasting and Television Act, 1942 as amended, of the Commonwealth of Australia, the Corporations Law of South Australia, other laws of Australia or the Memorandum and Articles of Association of the Company, taxpayer status, exchange control approval, compliance with applicable laws and the terms of the Deposit Agreement, information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Stock) of the Stock presented for deposit or other information, to or execute such certificates and to make such representations and warranties, in each case as the Depositary or the Company may deem necessary or proper; provided that the Company notify the Depositary in writing of any request for any of the foregoing. The Depositary may, and shall if requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or, subject to Paragraph (22) hereof, the delivery of any Deposited Securities and may, and shall make a reasonable effort if directed by the Company, refuse to vote the Deposited Securities of a specified Holder in accordance with instructions received from such Holder pursuant to Paragraph (14) hereof and
Section 4.07 of the Deposit Agreement, in each case until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Depositary's and, in the case of a direction by the Company, the Company's satisfaction. The Depositary at the Company's request and expense shall provide the Company, in a timely manner, with copies of any such proofs, information, certificates and representations and warranties as the Company may request.

      (8) Disclosure of Interests. To the extent that provisions of or governing any Deposited Securities may require disclosure of beneficial or other ownership of Deposited Securities, other Stock and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with instructions from the Company as to Receipts in respect of any such enforcement or limitation and Holders and all persons taking and holding Receipts thereby agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with such instructions from the Company.

      (9) Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

      (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

      (11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.

                                            CITIBANK, N.A.,
                                               as Depositary


                                            By
                                               ---------------------------------
                                                    (Authorized Officer)

      The address of the Principal Office of the Depositary is 388 Greenwich St., 14th Floor, New York, NY 10013

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (12) Dividends and Distributions; Rights. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and, subject to the provisions of the Deposit Agreement, shall distribute such dollars to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders because of any application of exchange restrictions or otherwise.

      The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to the Holders of Receipts then outstanding. If in the judgment of the Depositary, amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance, without liability for interest thereon, for the account of, the Holders of Receipts entitled thereto.

      If, in the opinion of the Depositary any distribution other than cash, Stock or rights upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including, without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges, (ii) under applicable securities or exchange control regulations or law, or (iii) that such securities must be registered under the Securities Act of 1933 or other law in order to be distributed to Holders) the Depositary, after consultation with the Company if practicable, deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper or in accordance with applicable law) of the securities or property thus received, or any part thereof, and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion upon prior consultation with and approval of the Company, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock received as such dividend or free distribution subject to the terms of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Stock represented by the aggregate of such fractions and distribute the net proceeds. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Stock distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of this Deposit Agreement, as follows: (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible, after consultation with the Company, in order to facilitate the exercise, sale or transfer of rights by such Holders; or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, in accordance with applicable law, and may allocate the proceeds of any such sale (net of the expenses of the Depositary incurred in connection therewith) for the accounts of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular. If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company if practicable, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders. The Company will, in connection with any offer of such rights, preferences or privileges, use reasonable efforts to make such rights, preferences or privileges generally transferable or consent to the transfer thereof by foreign investors not resident in Australia. If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts (i) unless and until such a registration statement is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933. The Company shall be under no obligation to provide any such opinion or evidence.

      (13) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of shares of Stock that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company if practicable, fix a record date (which, where applicable shall be, as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of shares of Stock. Subject to the terms and conditions of the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend, distribution or rights or the net proceeds of sale thereof or to give such voting instructions, to receive such notice or solicitation, or otherwise take action in proportion to the number of American Depositary Shares held by them respectively.

      (14) Voting of Deposited Securities. (a) Pursuant to the provisions of Stock as set forth in the Articles of Association, holders of Stock may exercise voting rights only in respect of certain specified matters, including the reduction of capital, winding up of the Company, disposal of the whole of the property and business and undertaking of the Company and any other matters which directly affect the rights or privileges of the holders of Stock. The Stock will not have other rights unless and until preferential dividends which have been declared and due for payment, and therefore been in arrears, for more than six months and remain unpaid. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date as provided in
Section 4.06 of the Deposit Agreement (the "ADS Record Date") for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, and distribute to the Holders of Receipts a notice (the "Depositary Notice") which shall contain (i) such information as is contained in such notice of meeting and in the solicitation materials if any, (ii) a statement (in a form provided by the Company) that a Holder of Receipts at the close of business on the ADS Record Date will be entitled, subject to any applicable provisions of the laws of Australia and of the Memorandum and Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock or other Deposited Securities represented thereby and (iii) a brief statement as to the manner in which such instructions may be given. The Depositary shall, if so requested by the Company and at the Company's expense, arrange for distribution of the Depositary Notice to Beneficial Owners

(in the case of Beneficial Owners that are not Holders, through the Holders of the Beneficial Owners' ADSs) as of the ADS Record Date. Upon receipt of the voting instructions from a Holder as of the ADS Record Date received on or before the date established by the Depositary for such purpose and in a manner deemed acceptable by the Depositary and the Company (an "Instructing Holder"), the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Stock and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions received from the Instructing Holder. The Depositary shall not itself exercise any voting discretion over any Stock or other Deposited Securities evidenced by a Receipt, other than in accordance with instructions received from the Instructing Holders.

      (b) The Depositary shall, if so requested by the Company, make available to all Beneficial Owners a means by which each Beneficial Owner may, upon terms and conditions prescribed by the Company and the Depositary, request the Depositary (in the manner set out in the Depositary Notice) to appoint the Beneficial Owner as Custodian of the Deposited Securities represented by the Beneficial Owner's ADSs (for the limited purposes of Section 4.07(b) of the Deposit Agreement) so that the Beneficial Owner can vote the Deposited Securities represented by such Beneficial Owner's ADSs as the registered legal owner of the Deposited Securities (rather than as Beneficial Owner of ADSs through the Depositary in the manner contemplated in Section 4.07(a) of the Deposit Agreement). If the Company wishes to enable Beneficial Owners to vote the Deposited Securities as the registered legal owners thereof, it shall instruct the Depositary to include a description of the applicable procedures and requirements in the Depositary Notice and to arrange for the distribution of the Depositary Notice, at the expense of the Company, to the Beneficial Owners of ADSs (in the case of Beneficial Owners that are not Holders, through the Holder(s) of the Beneficial Owners' ADSs). Any Beneficial Owner who wishes to vote Deposited Securities as registered legal owner of the Deposited Securities represented by the Beneficial Owner's ADSs shall be required to timely and validly instruct the Depositary (in the manner set out in the Depositary Notice) to (x) vote (or arrange for the appointment of a proxy to vote) the Deposited Securities in the manner directed by the Beneficial Owner (including directions to provide a discretionary proxy to a person designated by the Company) and (y) arrange for the transfer of registered legal ownership of the Deposited Securities evidenced by the Beneficial Owner's ADSs to the Beneficial Owner, and shall, upon and by virtue of having provided such instructions, have (i) confirmed that the Beneficial Owner is a party to the Deposit Agreement and bound by its terms and conditions, (ii) agreed to hold the Deposited Securities registered in the name of the Beneficial Owner as Custodian under the terms of the Deposit Agreement for the period of such registration, (iii) consented to being a member of the Company for the period during which the Deposited Securities are registered in the name of the Beneficial Owner, and (iv) authorized and directed the disclosure to the Depositary and the Company of the Beneficial Owner's name, address and securities holdings for the purpose of registration of the applicable Deposited Securities in the name of the Beneficial Owner as registered legal owner on the register of the Company's Shareholders. Every Holder of ADSs (to the extent a Beneficial Owner), and every Beneficial Owner (who is not a Holder) by virtue of becoming a party to the Deposit Agreement, in each case as of the ADS Record Date, does, as a party to the Deposit Agreement, grant pursuant to the terms of Section 4.07(b) of the Deposit Agreement a durable power of attorney, valid for up to 360 calendar days from the ADS Record Date, governed by New York law (without regard to New York principles of conflicts of law), and unaffected by the disability, incompetence, insolvency or bankruptcy of the Beneficial Owner, to the Holder of the

Beneficial Owner's ADSs (unless the Beneficial Owner is also the Holder of the
ADSs), to Citibank, N.A. (acting in its capacity as Depositary under the Deposit Agreement), to Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian under the Deposit Agreement), and to any person having the title of Vice President of Citibank, N.A. (acting in its capacity as Depositary under the Deposit Agreement) or whose title includes the words "director" or "manager" at Citicorp Nominees Pty Ltd. (acting in its capacity as Custodian under the Deposit Agreement), or any nominee or designee of any of them, each acting severally and with power of substitution and delegation, to act as the Beneficial Owner's attorney-in-fact with power to take any and all actions, and to adopt any and all procedures, deemed necessary or appropriate by the attorney-in-fact to carry out or implement the instructions received from the Beneficial Owner under Section 4.07(b) of the Deposit Agreement, including, without limitation, actions necessary or appropriate to (x) transfer registered legal ownership of the Deposited Securities to the Beneficial Owner and to register the Deposited Securities in the name of the Beneficial Owner, as Custodian, (y) vote the Deposited Securities in accordance with the instructions of the Beneficial Owner (including, without limitation, by completing and signing any and all proxies deemed necessary or appropriate to carry out the voting instructions of the Beneficial Owner), and (z) transfer the registered legal ownership of the same Deposited Securities to a Custodian (who has consented to that transfer) other than any one of the Beneficial Owners and to register the Deposited Securities in the name of that Custodian, as Custodian of Deposited Securities under the Deposit Agreement (including, without limitation, by signing and completing, on behalf of the Beneficial Owner the requisite transfer deeds or documents with respect to the Deposited Securities), the taking of any and all such actions and the adoption of any and all such procedures by an attorney-in-fact hereunder to be the conclusive determinant of the necessity and appropriateness thereof. The attorneys-in-fact acting on behalf of a Beneficial Owner pursuant to the power of attorney granted herein shall be able to rely on such power of attorney in so acting until the attorneys-in-fact receive notice of revocation thereof. The execution and delivery by any attorney-in-fact of any document, and the taking of any action by any attorney-in-fact, under Section 4.07(b) of the Deposit Agreement shall be the attorney-in-fact's representation that the attorney-in-fact is entitled to do so and that the power of attorney in favor of the attorney-in-fact has not been revoked (which representation the Company, Citibank, N.A., Citicorp Nominees Pty Ltd. and any other party, person or entity shall be entitled to conclusively rely upon without the need for further investigation). Citibank N.A. (acting in its capacity as Depositary under the Deposit Agreement) agrees to act as attorney-in-fact (or to cause one of its Vice Presidents to act as attorney-in-fact) for the Beneficial Owners who have provided the instructions contemplated in Section 4.07(b) of the Deposit Agreement, in each case upon the terms and conditions set forth in Section 4.07(b) of the Deposit Agreement. The power of attorney granted by a Beneficial Owner pursuant to the terms of Section 4.07(b) of the Deposit Agreement shall be revoked by any transfer by the Beneficial Owner of ADSs at any time after the ADS Record Date and prior to the applicable record date for voting in Australia, but only to the extent of, and with respect to, the ADSs so transferred.

      Nothing contained herein is intended, and nothing contained in Section 4.07(b) of the Deposit Agreement shall be interpreted as being intended, to (x) grant to Citibank, N.A., to Citicorp Nominees Pty Ltd. or to any other person acting as attorney-in-fact under the Deposit Agreement any discretionary power to dispose, or direct the disposition of, or to vote, or to direct the voting of, the Deposited Securities or the ADSs, or (y) cause the transfer of beneficial ownership interests in a Beneficial Owner's ADSs or in the Deposited Securities represented by a Beneficial Owner's ADSs to Citibank, N.A., to Citicorp Nominee Pty Ltd. or to any person acting as attorney-in-fact under the Deposit Agreement. Nothing contained in Section 4.07 of the Deposit Agreement is intended to cause the issuance of ADSs or the exchange of ADSs for Stock.

      (15) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of the Company and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement, or in respect of, Deposited Securities as new Deposited Securities under the Deposit Agreement, and American Depositary Shares represented by Receipts then outstanding shall thenceforth represent, in addition to, in replacement or conversion of existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may in its discretion, with the approval of the Company, and shall if the Company shall so request, subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Stock, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all of the Holders, the Depositary may, after consultation with the Company if practicable, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinction among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

      (16) Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by the Holders of Receipts at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer, which books shall at all reasonable times be open for inspection by the Company and Holders of Receipts, provided that such inspection by any Holder shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (17) Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Stock or rights to subscribe therefor) is subject to any tax or other governmental charge or assessment which the Depositary is obligated to withhold, the Depositary may, after consultation with the Company if practicable, dispose of all or a portion of such property (including Stock and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and in accordance with applicable law, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

      (18) Liability of the Company and Depositary. Neither the Depositary nor the Company nor shall any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder of any Receipt if, by reason of any provision of any present or future law, rule or regulation of the United States or Australia or any other country, or of any other action of any governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or this Receipt it is provided shall be done or performed or shall be obliged to do anything inconsistent with this Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association. In the event of any inconsistency between the provisions of the Deposit Agreement and the Memorandum and Articles of Association, the Memorandum and Articles of Association shall govern (subject, however, to the provisions of Paragraph (22) hereof). Neither the Company nor the Depositary nor either's agents shall incur any liability to any Holder or third party due to or arising out of any inconsistency between the Deposit Agreement and the Memorandum and Articles of Association. Except in the case of negligence or bad faith on the part of the Company, the Company shall not incur any liability to the Depositary, its directors, employees, or agents (including any Custodian), either directly, by indemnity, contribution or otherwise, due to or arising out of any inconsistency between the Deposit Agreement and the Memorandum and Articles of Association. Except in the case of negligence or bad faith on the part of the Depositary, the Depositary shall not incur any liability to the Company, its directors, employees, or agents, either directly, by indemnity, contribution or otherwise, due to or arising out of any inconsistency between the Deposit Agreement and the Memorandum and Articles of Association. No implied covenants or obligations shall be read into this Deposit Agreement or the Receipts against the Company, the Depositary or the directors, employees, agents (including, in the case of the Depositary, the Custodian) of either. Where, by the terms of a distribution or an offering pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and may, after consultation with the Company if practicable, allow any such rights, if applicable, to lapse.

      Neither the Company or its agents nor the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement or hereunder to Holders or third parties, except that each of them agrees to use its best judgment and good faith in the performance of its obligations and duties set forth in the Deposit Agreement. Neither the Depositary nor its agents shall be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Company nor the Depositary nor any of their respective agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity and security satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder, or any other person believed in good faith to be competent to give such advice or information. Neither the Depositary nor any of its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect any such vote, provided that any such action or inaction is in good faith. No disclaimer of liability under the Securities Act of 1933, as amended, is intended by any provision hereof or by any provision of the Deposit Agreement. Subject to the further terms and provisions of this Paragraph (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Stock from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Stock. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Stock furnished by the Company or any such custodian or registrar, transfer agent, clearing agency or other such entity on behalf of the holder thereof. The Depositary shall not lend Stock or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Stock pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Stock prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Stock may not have been received. The Depositary may receive Receipts in lieu of Stock under (i) above. Each such transaction shall be (a) accompanied by or subject to (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Stock delivered that at the time the Depositary issued such Receipts or delivers such Stock, the Applicant or its customer owns the Stock or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Stock or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Stock or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Stock or Receipts and deliver such Stock upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the American Depositary Shares issued by the Depositary with respect to which Stock is on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Stock involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      Collateral provided by an Applicant for Receipts or Stock, but not the earnings, thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral.

      (19) Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary, reasonably satisfactory to the Company, and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company without cause by written notice of such removal, effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (19). The Depositary may at any time appoint a substitute custodian, approved by the Company, and the term "Custodian" shall also refer to such substitute.

      (20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the

Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Stock to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, are non-exclusive examples of amendments which shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any amendment of the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except as otherwise permitted under applicable law.

      (21) Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement within such 60 days. The Depositary shall mail notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Holder will, upon surrender of such Receipt at the

Principal Office of the Depositary, upon the payment of the fees of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper and in accordance with applicable law, the Deposited Securities then held hereunder, and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

      (22) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or Receipt to the contrary, the Company and the Depositary each agree that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, instruction I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.